Exhibit 10(t)(3) Amendment Number One dated January 31, 2002 to common Stock Warrant Agreement dated September 13, 2001 by and between the Registrant and Enhanced Retail Funding, LLC.


                                                  AMENDMENT NO. 1
                                            TO STOCK PURCHASE WARRANT
                                             DATED SEPTEMBER 13, 2001

         THIS AMENDMENT NO. 1 TO STOCK PURCHASE WARRANT is entered into effective as of January 31, 2002 by and among, One Price Clothing Stores, Inc., a Delaware corporation (the "Company") and Enhanced Retail
Funding, LLC ("Holder").

                                                     RECITALS

         WHEREAS, on September 13, 2001, the Company issued a Stock Purchase Warrant (the "Stock Purchase Warrant") pursuant to which the Company granted Holder a warrant to purchase up to 20,000 shares of Common Stock, $.001 par value per share (the "Common Stock") at an exercise price equal to the closing price of the Company's Common Stock as quoted on the NASDAQ Stock Market on September 10, 2001 (the "Exercise Price").

         WHEREAS, the Exercise Price is $2.00 per share.

         WHEREAS, the parties desire to amend certain terms of the Stock Purchase Warrant and to clarify other terms to clearly express the parties intent that the Warrant Purchase Price and the number of shares issuable upon exercise of the Stock Purchase Warrant shall be proportionately adjusted in the event of certain events and transactions.

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties signatory hereto agree as follows.

1. Definitions. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Stock Purchase Warrant.

2.   Amendments to the Stock Purchase Warrant.

         (i) Section 2 is hereby amended by inserting the words "(the "Expiration Date")" after the words "Original Issue Date" at the end of the paragraph.

         (ii) Section 6 is hereby amended to clarify that appropriate adjustments shall be made to the Warrant Purchase Price and the number of shares issuable upon exercise of the Warrant in the event of reclassifications, reorganizations and other similar changes in the Common Stock of the Company. As revised Section 6 shall read as follows:

6. Adjustments for Merger, Consolidation, Sale of Assets and Other Reclassifications. In the event that at any time or from time to time after the Original Issue Date but prior to the Expiration Date, there shall be any reclassification, capital reorganization or similar change affecting the Common Stock (other than as a result of a subdivision, combination or stock dividend provided for in Section 7 hereof), or the Company shall merge or consolidate with or into another entity or sell all or substantially all of its assets, then, as a condition to such reclassification, reorganization, change, consolidation, merger or sale, lawful provisions shall be made, and duly executed documents evidencing the same from the Company or its successor shall be delivered to the Holder, so that the Holder hereof shall thereafter have the right to receive the kind and amount of shares of stock, other securities, property or cash deliverable or payable to the holders of the Common Stock of the Company that the Holder hereof upon exercise of this Warrant would have been entitled to had the Holder hereof exercised the remaining portion of this Warrant into shares of Common Stock immediately prior thereto and the Board of Directors shall make appropriate adjustments to the number and kind of shares and to the Warrant Purchase Price per share then applicable to the shares covered by the unexercised portion of the Warrant.

         (iii) Section 7 of the Stock Purchase Warrant is hereby amended to clarify that appropriate adjustments shall also be made to the number of shares issuable upon exercise of the Warrant in the event of subdivisions, stock dividends and stock combinations. As revised Section 7 shall read as follows:

7.   Adjustments for Subdivisions, Stock Dividends and Stock Combinations.

                  (a) Adjustment of Warrant Purchase Price and Number of Shares Issuable. The Warrant Purchase Price and the number of Shares issuable upon exercise of this Warrant shall be adjusted as set forth in this
         Section 7 with the intent that the rights of the Holder to exercise shall not be impaired.

                  (b) Adjustment for Combination or Consolidation of Common Stock. In the event the outstanding shares of Common Stock shall be combined or consolidated into a lesser number of shares of Common Stock, the Warrant Purchase Price in effect immediately prior to such combination or consolidation shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased and the number of Shares issuable upon the exercise of this Warrant shall be proportionately decreased.

                  (c) Adjustment for Stock Dividend or Subdivision. In the event the Company at any time or from time to time after the Original Issue Date shall declare or pay any dividend on the Common Stock payable in Common Stock, or effect a subdivision (by split-up or otherwise) of the outstanding shares of Common Stock into a greater number of shares of Common Stock, then and in any such event, the Warrant Purchase Price in effect immediately prior to such subdivision or stock dividend shall, concurrently with the effectiveness of such stock dividend or subdivision, be proportionately reduced and the number of Shares issuable on the exercise of this Warrant shall be proportionately increased.

                  (d) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Warrant Purchase Price or the number of Shares issuable upon the exercise of this Warrant pursuant to Sections 6 or 7, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to the Holder a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time of the Holder, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Warrant Purchase Price at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the exercise of the Warrant.

         (iv) Section 16(f) is amended to insert the following parenthetical in lieu of the parenthetical "(or in any related registration statement, notification or the like)" in the first full sentence of such paragraph:

         "(i.e., in any registration statement, prospectus, offering circular or other document, each as from time to time amended or supplemented by the Company)"

3. Counterparts; Facsimile Execution. This Amendment No. 1 may be executed in separate counterparts, each of which when so executed and delivered, shall be deemed an original, and when taken together, shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment No. 1 by facsimile shall be as effective as delivery of a manually executed counterpart of this Amendment No. 1. Any party delivering an executed counterpart of this Amendment No. 1 by facsimile also shall deliver a manually executed counterpart of this Amendment No. 1 but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment No. 1.

4. Effect on Stock Purchase Warrant. The Stock Purchase Warrant, as amended hereby, shall be and remain in full force and effect in accordance with its terms and hereby is ratified and confirmed in all respects. The amendments made hereby are not intended to create a new holding period for purposes of federal or state securities law, but are being made to clarify and confirm the parties understanding and intent under the Stock Purchase Warrant.


                                    [Signatures appear on the following page.]

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to Stock Purchase Warrant to be executed as of the date first above written.

                                  ONE PRICE CLOTHING STORES

                                  By:      /s/ C. Burt Duren
                                       ------------------------------
                                  Name:    C. Burt Duren
                                       ------------------------------
                                  Title:   Vice President & Treasurer
                                       ------------------------------

                                  ENHANCED RETAIL FUNDING, LLC

                                  By:      /s/ Lawrence Klaff
                                       ------------------------------
                                  Name:    Lawrence Klaff
                                       ------------------------------
                                  Title:   Vice President
                                       ------------------------------